                                                                   EXHIBIT 99(b)

     CAUTIONARY STATEMENT PURSUANT TO PRIVATE SECURITIES LITIGATION REFORM
          ACT OF 1995 -- "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS

     The Company may from time to time make certain forward-looking statements in publicly-released materials, both written and oral. Forward-looking statements do not relate strictly to historical or current facts and anticipate results based on management's plans that are subject to uncertainty. Forward-looking statements may be identified by the use of words like "plans," "expects," "will," "anticipates," "estimates" and other words of similar meaning in conjunction with, among other things, discussions of future operations, financial performance, the Company's strategy for growth, product development, regulatory approvals, market position and expenditures.

     Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

     Some important factors that could cause the Company's actual results to differ from the Company's expectations in any forward-looking statements are as follows:

          Economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates and the potential effect of such fluctuations on revenues, expenses and resulting margins;

          Competitive factors, including technological advances achieved and patents attained by competitors and generic competition as patents on the Company's products expire;

          Domestic and foreign health care changes resulting in pricing pressures, including the continued consolidation among health care providers, trends toward managed care and health care cost containment and government laws and regulations relating to sales and promotion, reimbursement and pricing generally;

          Government laws and regulations, affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing;

          Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the United States and abroad, gain and maintain market approval of products and the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights which can preclude or delay commercialization of a product;

          Significant litigation adverse to the Company including product liability claims, patent infringement claims, and antitrust claims, as well as the arbitration proceeding filed by Amgen to terminate U.S. license rights;

          Product efficacy or safety concerns resulting in product recalls, regulatory action on the part of the FDA (or foreign counterparts) or declining sales;

          The impact of business combinations, including acquisitions and divestitures, both internally for the Company and externally in the pharmaceutical and health care industries;

          Issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board or the Securities and Exchange Commission.

     The foregoing list sets forth many, but not all, of the factors that could impact upon the Company's ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties. The Company notes the factors on this list as permitted by the Private Securities Litigation Reform Act of 1995.